Exhibit 10.1

NEITHER THIS NOTE NOR THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS NOTE NOR THE SHARES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

PRIOR TO ANY REGISTRATION, TRANSFER OR EXCHANGE OF THIS NOTE, (I) THE LENDER SHALL PRESENT OR SURRENDER TO THE COMPANY THIS NOTE, DULY ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUCTION OF TRANSFER IN FORM SATISFACTORY TO THE COMPANY DULY EXECUTED BY SUCH LENDER, AND (II) THE LENDER SHALL PRESENT TO THE COMPANY AN OPINION OF COUNSEL THAT THE TRANSFER OR EXCHANGE OF THE NOTES IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

PROMISSORY NOTE WITH WARRANTS

$50,000.00	Dated: September 19, 2007

FOR VALUE RECEIVED, uVuMobile, Inc., a Delaware corporation (the “Company”), hereby promises to pay Jerry W. Bratton -  an individual and resident of the State of  Texas, with a mailing address of 139 S. Moore Rd, Coppell, TX 75019 or his or her assigns (the “Lender”) the principal amount of Fifty Thousand Dollars ($50,000.00), together with interest accrued thereon calculated from the date hereof in accordance with the provisions of this Note.

Interest from the date hereof on the principal amount outstanding hereunder from time to time until maturity, and after the maturity hereof until paid, shall be payable at a rate of Twelve Percent (12%) per annum. Interest shall be calculated on a year of three hundred and sixty (360) days based upon the actual number of days elapsed.

Except as otherwise described herein, principal together with all accrued and unpaid interest thereon shall be payable in a single installment thirty (30) days from the date of this Note (the “Maturity Date”). Principal and interest shall be paid in lawful money of the United States of America in immediately available funds at the address of the Lender as first set forth above or at such other place as the Lender may from time to time designate.

As additional incentive to the Lender, the Company will issue to the Lender a warrant to purchase 100,000 shares of common stock at $.10 per share, which warrant will expire five years from the date of issue.  For purposes of this provision, the shares of common stock issuable upon exercise of the warrants will be issued as restricted shares with the appropriate restrictive legend(s) and shall have piggy-back registration rights to be included in the Company’s next registration statement filed with the Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8).

The unpaid principal balance of this Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. Each prepayment amount with respect to this Note shall be applied first to the principal balance of this Note and then to the accrued and unpaid interest of this Note.

In lieu of payment, the Lender shall have the right to convert the then outstanding principal amount of this Note into shares or units of the equity securities sold in any sale of its equity securities (“Qualified Strategic Financing”) at a per share sale price or unit sale price equal to the per share sale price or unit sale price of the Qualified Strategic Financing (the “Purchase Price”). Should Lender exercise this right to convert, then Lender will be awarded an additional warrant to purchase 50,000 shares of common stock at an exercise price of $.10 per share. Each dollar of principal amount then outstanding under this Note shall constitute a dollar of Purchase Price for the Qualified Strategic Financing equity securities. At the time of conversion, the Company shall have the option of converting all accrued and unpaid interest on this Note on the same terms as the conversion of principal herein, or the Company may pay accrued and unpaid interest in cash at the time of conversion.

In the event the Qualified Strategic Financing does not occur on or prior to the Maturity Date in lieu of the payment of principal together with all unpaid and accrued interest thereon by the Company on the Maturity Date, the Company will be allowed up to an additional 90 days to cure the default as described in the following paragraph. Should the default not be cured by the 90th day, or should the Company file for bankruptcy protection during the 90 days, the Lender will be immediately entitled to all rights under the Security Agreement (as hereinafter defined).

Subject to the previous paragraph, failure to pay, when due, the principal, any interest or any other sum payable with respect to the Note, and continuance of the failure for five (5) business days after the date on which the principal, installment of interest or other sum is due (whether upon maturity hereof, upon any prepayment date, upon acceleration, or otherwise) shall constitute an event of default (“Event of Default”) with respect to this Note. Upon an Event of Default, the interest rate payable in respect of this Note shall increase from the date of the Event of Default until the earlier of (1) the date all outstanding amounts of this Note are paid in full and (2) the date on which such Event of Default shall be satisfied or cured, from Twelve Percent (12%) to Fourteen (14%) and for each day in default the Lender will receive additional $.10 warrants at the rate of .0333% per dollar lent.

The Lender understands and agrees that the conversion of this Note into equity securities of the Company may require the execution of certain agreements (which shall be in form reasonably agreeable to the Lender) relating to the purchase and sale of such securities as well as registration, co-sale, and voting rights, if any, relating to such equity securities.

If any payment on this Note shall be due on a Saturday, a Sunday, or a day which is a legal holiday, the payment shall be made without default on the next succeeding day which is a business day, but any interest-bearing portions of the payment shall continue to accrue interest until payment during the extension.

The Company agrees to pay to the Lender and reimburse the Lender for any and all reasonable costs and expenses, including attorney’s fees and court costs, if any, incurred by the Lender in connection with the enforcement or collection hereof.  The Company waives presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of this Note and expressly agrees that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Company hereunder.

The rights and remedies of the Lender hereunder, shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy.

The Company hereby declares, represents, and warrants that the indebtedness evidenced hereby is made for the purpose of acquiring or carrying on a business, professional, or commercial activity and constitutes a strategic investment by the Lender in the Company.

The Lender represents that he is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is acquiring this Note for his or her own account as an investment and not with a view to the resale or distribution thereof.

After all principal of, and accrued interest at any time owed on, this Note have been paid in full, or converted into the Company’s equity securities pursuant to the terms of this Note, this Note will be surrendered to the Company for cancellation and will not be reissued.

Neither this Note nor the shares of common stock issuable upon conversion hereof have been registered under the Securities Act or any other applicable securities laws in reliance upon an exemption from the registration requirements of the Securities Act and such other securities laws.  Neither this Note nor the shares of common stock issuable upon conversion hereof may be sold, pledged, transferred, encumbered or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or in a transaction which is exempt from registration under the provisions of the Securities Act and any other applicable securities laws.  Prior to any registration, transfer or exchange of this Note, (i) the Lender shall present or surrender to the Company this Note, duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by such Lender or by his attorney, duly authorized in writing, and (ii) the Lender shall present to the Company an opinion of counsel that the transfer or exchange of this Note is being made in reliance upon an exemption from the registration requirements of the Securities Act and any other applicable securities laws.  Any purported transfer of this Note or the shares of common stock issuable upon conversion hereof not in compliance with the provisions of this paragraph shall be null and void.

Subject to the immediately preceding paragraph, this Note may be assigned by the Lender or any subsequent lender at anytime or from time to time, provided, however, that without the prior written consent of the Company, this Note may not be assigned by the Lender: (a) during the three (3) month period following the date hereof; or (b) to any competitor of the Company. This Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns and any other person to whom the Lender or any subsequent lender may grant an interest in the Company’s obligations hereunder, and shall be binding and enforceable against the Company and the Company’s successors and assigns. Prior to any sale, assignment, transfer or negotiation of this Note by the Lender, the Lender shall notify the Company of such proposed sale, assignment, transfer or negotiation at the Company’s address shown above, or at such other address as the Company may designate by written notice to the Lender and shall comply with the requirements set forth in the immediately preceding paragraph. Upon completion of such sale, assignment, transfer or negotiation, the subsequent lender shall become a Lender for all purposes hereunder and shall be entitled to future payments of principal and interest and other distributions under this Note, provided that the right to acquire shares or units of equity securities of the Company pursuant hereto shall terminate.

This Note shall be governed by and construed in accordance with the domestic laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia. Notwithstanding any other provisions of this Note or any other instrument or document executed in connection therewith, it is expressly agreed and understood that the Company does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect any interest which, when added to any other charge upon the principal, shall be in excess of the highest lawful rate allowable under the laws of the State of Georgia. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under the laws of the State of Georgia, any and all such excess is hereby waived and shall be credited to the outstanding principal balance or returned to the Company.

The Company’s obligations under this Notes are secured by liens on certain assets of the Company as specified in that certain Security Agreement of even dated herewith (the “Security Agreement”) among the Company, the Holder and the other holder(s) of convertible promissory notes named therein.

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IN WITNESS WHEREOF, the undersigned have duly executed this Note, or have caused this Note to be duly executed on their behalf, as of the day and year first hereinabove set forth.

UVUMOBILE, INC.,
a Delaware corporation

By:	/s/ William J. Loughman
Name: William J. Loughman
Title: Interim Chief Executive Officer

Accepted: Jerry W. Bratton

By:	/s/ Jerry W. Bratton
Name:	Jerry W. Bratton